Schedule 14A Information

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                           FARMER BROS. CO.
     ......................................................................
                (Name of Registrant as Specified In Its Charter)


     ......................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

    .......................................................

     (5)  Total fee paid:

     .......................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:








































Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, California 90502


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held December 26, 2002


	NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Farmers Bros. Co. will be held at the main office of the Company located at 20333 South Normandie Ave., Torrance, California, on Thursday, December 26, 2002 at 10:00 a.m., Pacific Standard Time, for considering and acting upon the following:

1. The election of a board of six directors to serve until the next Annual Meeting or until their successors are duly elected and qualify;

2. The approval of Ernst & Young LLP as the independent public accountants of Farmer Bros. Co. for the fiscal year ending June 30, 2003;

3. A shareholder proposal to amend the Company's Bylaws; and

4. Any and all other matters that may properly come before the meeting or any adjournment thereof.

	Only holders of common stock of record at the close of business on November 26, 2002 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

	MANAGEMENT HOPES YOU WILL ATTEND THE MEETING, BUT IF YOU CANNOT BE THERE, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.



							John E. Simmons,
							Secretary and Treasurer





Torrance, California
December 2, 2002













Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, California 90502

PROXY STATEMENT

	This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of proxies from holders of common stock of Farmer Bros. Co., a California corporation (hereinafter referred to as the "Company"), for the Annual Meeting of Shareholders of the Company to be held at 20333 South Normandie Avenue, Torrance, California on Thursday, December 26, 2002 at 10:00 a.m., Pacific Standard Time, and for any adjournment thereof.

	The cost of soliciting proxies by the Board will be borne by the Company. Such solicitation will be made primarily by mail. In addition, certain directors, officers or regular employees of the Company may solicit proxies by telephone or other device or in person.

	The mailing of proxy materials will commence on or about December 2, 2002. The Company will request known nominees to forward proxy materials to the beneficial owners of the Company's shares.

	On the November 26, 2002 record date, the Company had outstanding 1,926,414 shares of common stock. The Company has no other class of securities outstanding. Only holders of shares of common stock of record at the close of business on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof, and each such holder present or represented at the meeting will be entitled to one (1) vote for each share of common stock held. In electing directors a shareholder may not cumulate his or her vote.

	Shares of common stock represented by proxies received will be voted:
(1) unless authority is withheld, for the election of the nominees listed on page 4 as directors; (2) unless otherwise specified, for the appointment of Ernst & Young LLP as the Company's independent public accountants for the ensuing year; and (3) unless otherwise specified, against the shareholder proposal to amend the Company's Bylaws. In the event that one or more of said nominees should become unavailable to serve as a director for any reason, the proxy holders will vote the shares for such other person, if any, as shall be designated by the Board of Directors.

	Any proxy delivered in the form enclosed may be revoked by the person executing it at any time prior to the voting thereof by giving a later-dated proxy or written notice of revocation to the Company or by voting in person or through a representative at the meeting.













OWNERSHIP OF COMMON STOCK

Principal Shareholders

	The following are all persons known to management who own beneficially more than 5% of the Company's common stock (as of November 15, 2002):



                                   Amount and Nature       Percent
Name and Address of                    of Beneficial            of
  Beneficial Owner                      Ownership (1)        Class

Roy F. Farmer                      835,071 shares (2)         43.35%
c/o Farmer Bros. Co.
20333 South Normandie Ave.
Torrance, California 90502

Catherine E. Crowe                 203,430 shares (3)         10.56%
c/o Farmer Bros. Co.
20333 South Normandie Ave.
Torrance, California 90502

Franklin Mutual Advisers, LLC      184,688 shares (4)          9.57%
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Farmer Bros. Co.                   127,154 shares (5)          6.60%
Employee Stock Ownership Plan
20333 South Normandie Ave.
Torrance, California 90502

(1) Sole voting and investment power unless otherwise indicated in the following footnotes.
(2) Includes 171,041 shares owned outright by Mr. Farmer and his wife as trustees of a revocable living trust, 662,121 shares held by various trusts of which Mr. Farmer is sole trustee, for the benefit of family members, 1,849 shares owned by his wife and 60 shares beneficially owned by Mr. Farmer through the Company's Employee Stock Ownership Plan ("ESOP"), rounded to the nearest whole share.
(3) Excludes 9,900 shares held by trusts for Mrs. Crowe's benefit. Mr. Farmer is sole trustee of said trusts and said shares are included in his reported holdings.

(4) According to a Schedule 13D/A filed with the Securities and Exchange Commission dated September 19, 2002 by Franklin Mutual Advisers, LLC ("Franklin"), Franklin on that date beneficially owned 184,688 shares (9.57%). Franklin is reported to have sole voting and investment power over these shares pursuant to certain investment advisory contracts with one or more record shareholders, which advisory clients are the record owners of the 184,688 shares.

(5) The ESOP plan committee, comprised of Company officers, directs the voting of 127,154 unallocated shares and if plan participants fail to vote, 15,600 allocated shares.


Management Shareholdings

	The following sets forth the beneficial ownership of the common stock of the Company by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group as of November 15, 2002:

Name                Number of Shares and Nature of          Percent of Class
                        Beneficial Ownership (1)

Roy F. Farmer        (See "Principal Shareholders," supra)
Guenter W. Berger            560 (2) (8)                           *
Lewis A. Coffman                15 (3)                             *
Roy E. Farmer                38,271 (4) (8)                       1.99%
John M. Anglin                   None                              -
Kenneth R. Carson            310 (5) (8)                           *
John E. Simmons              422 (6) (8)                           *
John H. Merrell                  None                              -
All directors and executive  1,001,803 (7)                        52%
   officers as a group
   (8 persons)

(1) Sole voting and investment power unless indicated otherwise in following footnotes.

(2) Held in trust with voting and investment power shared by Mr. Berger and his wife. Includes 60 shares beneficially owned by Mr. Berger through the Company's ESOP, rounded to the nearest whole share.

(3)  Voting and investment power shared with spouse.

(4) Includes 4,000 shares owned outright by Mr. Farmer, 34,211 shares held by various trusts of which Mr. Farmer is sole trustee and 60 shares beneficially owned by Mr. Farmer through the Company's ESOP, rounded to the nearest whole share. Excludes 21,218 shares held in a trust of which Roy F. Farmer is sole trustee (reported under Roy F. Farmer's name in Principal Shareholders, supra) and of which Roy E. Farmer is the beneficiary.

(5) Includes 60 shares beneficially owned by Mr. Carson through the Company's ESOP, rounded to the nearest whole share.

(6) Voting and investment power shared with spouse. Includes 60 shares beneficially owned by Mr. Simmons through the Company's ESOP, rounded to the nearest whole share.

(7) Includes 127,154 unallocated shares held by the Company's ESOP over which officers, as members of the plan committee, have shared indirect voting power. Excludes 15,600 allocated shares held by the Company's ESOP over which plan committee members have voting rights only if the participants fail to vote.

(8) Excludes ESOP shares (other than the 60 shares reported) over which this officer, in his capacity as a member of the plan committee, shares indirect voting power. The excluded unallocated ESOP shares are included in the group holdings. See footnote (7).

*  Less than 1%.


PROPOSAL ONE:

ELECTION OF DIRECTORS

	Six directors are to be elected at the meeting, each to serve for the ensuing year and until his successor is elected and qualifies. All of the nominees are presently directors of the Company. All of the present directors were elected to their current term by the shareholders. All of the nominees have consented to be named and have indicated their intent to serve if elected. None of the nominees is a director of any other publicly-held company. The names of the nominees for election as directors are set forth below, and the following information is furnished with respect to them:


Name             Age  Served as a        Principal Occupation for the Last
                      Director                    Five Years
                   Continuously Since

Roy F. Farmer (1) 86      1951       Chairman and Chief Executive Officer
Roy E. Farmer (1) 50      1993       President and Chief Operating Officer
Guenter W. Berger 65      1980       Vice President-Production
Lewis A. Coffman  83      1983       Retired (formerly Vice President-Sales)
John M. Anglin (2)55      1985       Partner in Law Firm of Anglin,
                                     Flewelling, Rasmussen, Campbell &
                                     Trytten LLP, Pasadena, California since
                                     April 2002 (partner in the law firm
                                     Walker, Wright, Tyler & Ward, LLP, Los
                                     Angeles, California previously)
John H. Merrell   58      2001       Partner in Accounting Firm of
                                     Hutchinson and Bloodgood LLP,
                                     Glendale,California


(1)  Roy F. Farmer is the father of Roy E. Farmer.

(2) Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP provides legal services to the Company.


Recommendation:

	Your Board of Directors recommends a vote FOR the election of all nominees named above.





PROPOSAL TWO:

APPROVAL OF PUBLIC ACCOUNTANTS

	The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending June 30, 2003. Shareholder approval of this selection is not legally required but is being submitted as a matter of policy. Ernst & Young LLP was retained in 1997 as the Company's independent public accountants. It has no direct financial interest or any material indirect financial interest in the Company or its subsidiaries. During the past three years, it has had no connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

	Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions concerning the audit for the fiscal year ended June 30, 2002.

Audit Fees

	The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $134,000.

Financial Information Systems Design and Implementation Fees

During the year ended June 30, 2002, Ernst & Young LLP did not provide the Company with any services related to financial information systems design and implementation.

All Other Fees

	The aggregate fees for all other services rendered by Ernst & Young LLP during the year ended June 30, 2002 were $99,627 for various tax, business and accounting consultation services, including audits of the Company's pension plans. The Audit Committee has considered the effect of providing these services on the independence of Ernst & Young LLP.

Recommendation:

	Your Board of Directors recommends a vote FOR the approval of Ernst &
Young LLP.


PROPOSAL THREE:

SHAREHOLDER PROPOSAL TO AMEND THE COMPANY'S BYLAWS

Franklin Mutual Advisers, LLC, 51 John F. Kennedy Parkway, Short Hills, New Jersey, 07078, the beneficial owner of 184,688 shares of common stock of the Company, has notified the Company that it intends to present the following proposal at this year's Annual Meeting:

	"It is proposed that the Company's Bylaws be amended by adding a new section to Article VIII General Corporate Matters, to state the following:

	"Section 10: The corporation shall conduct its business as an investment company subject to the Investment Company Act of 1940."

Shareholder's Supporting Statement

	"The purpose of this proposal is to require separate and more effective management of what has become two distinct businesses: a food industry operation which has stopped growing, and a securities portfolio which has continued growing. With a steadily increasing amount of shareholder assets simply accumulating over decades in an unused reserve fund -- reaching $282 million or 69.5% of total corporate assets at March 31, 2002 -- Farmer Bros. appears to have become a de facto investment company, but without the benefits of being registered as one.

	"Registering as an investment company and complying with the Investment Company Act of 1940 ('ICA') will provide shareholders with significant benefits for their fund portfolio, including the regulatory oversight of the U.S. Securities and Exchange Commission and potentially more favorable tax treatment. Most importantly, the ICA establishes:

* clearly defined fiduciary responsibilities of independent directors (who are not 'interested' as defined by the ICA) for safeguarding shareholder interests;

* independent director responsibility for retaining professionally competent management of the Company's investment assets;

* detailed, thorough reporting of all investments, including performance;
and,

* control and disclosure of expenses and relationships associated with the management of investment assets.

"Without ICA compliance, as the Company is now conducted, public shareholders do not have sufficient information to know how well or badly their assets are being managed. This is not acceptable.

	"Compliance with the ICA should also encourage a more focused attention to the Company's coffee processing and food distribution enterprise. Viewing these operations as a separately managed entity with its own strategic direction should enhance the ability of the Company's managers to realize the full potential of those businesses. It will also make these operations more visible and understandable to the Company's public shareholders.

	"Finally, compliance with the ICA should be expected to encourage management's consideration of strategic alternatives for restructuring the Company's separate operations. This proposal is not intended to advocate a particular restructuring objective, whether distributing cash, buying back stock, acquiring additional businesses, spinning off either the investment fund or business operation, or selling the Company. However, we believe that this proposal, if approved by shareholders, would lead to an independent board giving rigorous consideration of all relevant alternatives for enhancing shareholder value."

Recommendation:

	Your Board of Directors recommends a vote AGAINST the shareholder proposal to amend the Company's Bylaws.

OTHER MATTERS

Voting Requirements

	Under the California General Corporation Law and the Company's Bylaws, the nominees receiving the highest number of votes will be elected as directors of the Company. The appointment of the independent public accountants requires the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. The shareholder proposal to amend the Company's Bylaws requires the affirmative vote of a majority of the outstanding shares. A quorum consisting of a majority of the outstanding shares of common stock must be present at the meeting in person or by proxy to transact business. Votes will be counted by those persons appointed to act as inspectors of the election. Abstentions and broker non-votes will not be counted as voted either "for" or "against" any matter but will be counted in determining whether a quorum exists.

Director Meetings

	The Board met four times during fiscal 2002. Roy F. Farmer attended two of the four meetings. Each director who is not an employee of the Company receives an annual retainer fee of $10,000 and the additional sum of $1,000 for each board meeting and committee meeting (only if such committee meeting is not held in conjunction with a board meeting). Such directors may also receive reimbursement of travel expenses from outside the greater Los Angeles area to attend a meeting.

Compensation Committee Report

	The Compensation Committee, comprised of Messrs. Anglin, Coffman and Merrell, met once in fiscal 2002. The Compensation Committee makes all determinations with respect to executive compensation and administers the Company's Incentive Compensation Plan.

* Compensation Philosophy and Objectives

	The Committee believes that once base salaries of executive officers are established at competitive levels, increases should generally reflect cost of living changes and that individual performance should be rewarded by bonuses or other incentive compensation awards. The Committee believes that most of the officers will be incentivized to a greater degree by such a program.

* Chief Executive Officer Compensation

	In 1999 the Committee obtained a competitive compensation study prepared by Ernst & Young LLP relating to Roy F. Farmer's compensation. The study concluded that the total direct compensation paid to CEO's of companies deemed comparable by Ernst & Young LLP was in the range of $669,700 to $1,444,000. The term "total direct compensation", as used in the Ernst & Young LLP study, does not include retirement benefits (including pension plans, 401(k) plans, deferred compensation plans and supplemental retirement plans or split-dollar life insurance programs) typically provided to CEO's of successful companies. The Committee determined that the retirement benefits provided to Mr. Farmer were well below those provided to CEO's of comparable companies.

	The Committee determined that Roy F. Farmer's salary for the fiscal year ended June 30, 2002, excluding the award under the Company's Incentive Compensation Plan (see below), be $1,000,000. This represents no change from fiscal years 2001 and 2000.

* Incentive Compensation Plan

	The Company made awards under its Incentive Compensation Plan (the "Plan") for fiscal 2002 to all executive officers. The Committee felt that awards were justified in light of the Company's performance in 2002.

	Under the provisions of the Plan, a percentage of the Company's annual pre-tax income is made available for cash or deferred awards. The percentage varies from three percent of pre-tax income over $14 million to six percent of pre-tax income of $24 million or more. Amounts available for awards but not awarded are carried forward. The pool available for awards for fiscal 2002 under the Incentive Compensation Plan was in excess of $15 million. Of the available pool, the Committee awarded a total of $1 million of which $450,000 was awarded to Roy F. Farmer, the Company's Chief
Executive Officer, and $550,000 in toto was awarded to the other executive officers.

	The award to Roy F. Farmer is payable in five annual installments commencing upon retirement. The unpaid balance of the award is payable upon death. Under the terms of the Plan, the unpaid balance of deferred awards is increased by a growth factor keyed to the Company's average return on invested funds. Under Plan provisions, the unpaid portion of deferred awards is forfeited in the event the recipient engages in activities competitive with the Company or is guilty of malfeasance.

	In making the award to Roy F. Farmer, the Committee was motivated primarily by the earnings achieved by the Company in 2002 and Mr. Farmer's substantial contribution to those earnings.

					John M. Anglin
					Lewis A. Coffman
					John H. Merrell

Audit Committee Report

	Messrs. Anglin, Coffman and Merrell presently constitute the Audit Committee. The Audit Committee met four times in fiscal 2002. All of the present members of the Audit Committee are independent as defined by the applicable NASDAQ rules. The Audit Committee operates under a charter adopted by the Board of Directors. Its primary responsibility is to oversee the Company's financial reporting process. For fiscal 2002, the Audit Committee has reviewed and discussed the Company's audited financial statements with management, has discussed with the independent accountants the matters required to be discussed by SAS 61, has received the written disclosure and the letter from the independent accountants required by Independence Standards Board Standard No.1 and has discussed with the independent accountants the independent accountants' independence, and based on the foregoing review and discussions, approved the inclusion of the audited financial statements in the Company's report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

					John M. Anglin
					Lewis A. Coffman
					John H. Merrell










Summary Compensation Table

	The following table sets forth all remuneration paid to the Chief Executive Officer and the four other most highly compensated officers whose total compensation during the last fiscal year exceeded $100,000, for services in all capacities to the Company and its subsidiaries.


                            Annual
     Name and      Fiscal Compensation    Other Annual  All Other
Principal Position  Year   Salary Bonus(1)Compensation Compensation(2)

 ROY F. FARMER     2002  $1,000,000  $450,000  $    -  $138,315 (3)
 Chairman and CEO  2001  $1,000,000  $450,000  $    -  $117,482 (3)
                   2000  $1,000,000  $500,000  $    -  $104,721 (3)

 ROY E. FARMER     2002  $  325,730  $300,000  $    -      $425
 President and COO 2001  $  309,000  $300,000  $    -      $383
                   2000  $  302,933  $250,000  $    -      $343

 GUENTER W. BERGER 2002  $  238,113  $100,000  $    -      $630
 Vice President,   2001  $  224,149  $100,000  $    -      $570
 Production        2000  $  221,561  $100,000  $    -      $520

 KENNETH R. CARSON 2002  $  208,544  $ 75,000  $    -      $384
 Vice President,   2001  $  197,080  $ 75,000  $    -      $356
 Sales             2000  $  194,805  $ 75,000  $    -      $331

 JOHN E. SIMMONS   2002  $  188,584  $ 75,000  $    -      $148
 Secretary -       2001  $  178,849  $ 75,000  $    -      $181
 Treasurer         2000  $  175,114  $ 75,000  $    -      $166



(1) Awarded under the Company's Incentive Compensation Plan. The awards for fiscal 2002 were based primarily upon the Company's earnings achieved that year. Roy F. Farmer's award has been deferred until death or retirement. The awards to the other officers were paid currently (See "Compensation Committee Report," supra.).

(2) Except as stated in footnote (3) the amount shown represents the dollar value of the benefit to the executive officer for the years shown under the Company's executive life insurance plan.

(3) The amount shown for Roy F. Farmer represents P.S. 58 costs of the two split-dollar life insurance policies purchased pursuant to the prior employment agreement with Mr. Farmer which expired in 1998 plus the dollar value of the benefit to him under the Company's executive life insurance plan.



Retirement Plan

	The following table shows estimated annual benefits payable for the 2002 plan year under the Company's retirement plan upon retirement at age 62 to persons at various average compensation levels and years of credited service based on a straight life annuity. The retirement plan is a contributory defined benefit plan covering all non-union Company employees. The following figures assume that employee contributions (2% of annual gross earnings) are made throughout the employees' first five years of service and are not withdrawn. After five years of participation in the plan, employees make no further contributions. Benefits under a predecessor plan are included in the following figures. Maximum annual combined benefits under both plans generally cannot exceed the lesser of $200,000 or the average of the employee's highest three years of compensation.

Annualized Pension Compensation for Highest 60 Consecutive Months in Last Ten Years of Employment


                        Credited Years of Service
Compensation          20       25       30       35

 $100,000          $30,000  $37,500  $45,000  $52,500
  125,000           37,500   46,875   56,250   65,625
  150,000           45,000   56,250   67,500   76,750
  170,000           52,500   65,625   78,750   91,875
  200,000           60,000   75,000   90,000  105,000
  250,000           60,000   75,000   90,000  105,000


	The earnings of executive officers by which benefits in part are measured consist of the amounts reportable under "Annual Compensation" in the Summary Compensation Table less certain allowance items (none in 2002).

	Credited years of service through December 31, 2001 were as follows:
Guenter W. Berger - 37 years; Roy E. Farmer - 25 years; Kenneth R. Carson - 36 years; John E. Simmons - 20 years. After 37 years of credited service, Roy F. Farmer began receiving maximum benefits during fiscal 1988.

	The above straight life annuity amounts are not subject to deductions for Social Security or other offsets. Other payment options, one of which is integrated with Social Security benefits, are available.

Compensation Committee Interlocks and Insider Participation

	The Compensation Committee is comprised of John M. Anglin, a director, Lewis A. Coffman, a director and retired executive officer of the Company, and John H. Merrell, a director.















Performance Graph

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
Farmer Brothers Co., Russell 2000 Index And Value Line
Food Processing Index

(Performance Results Through 6/30/02)


                    (graph)



                         1997   1998   1999   2000   2001   2002
Farmer Brothers Co.    100.00 191.78 164.68 144.78 189.44 298.02
Russell 2000 Index     100.00 116.13 117.14 132.38 129.50 116.87
Food Processing        100.00 134.95 129.38 134.32 163.58 201.16

Assumes $100 invested at the close of trading 6/30/96 in Farmer
Brothers Co. common stock, Russell 2000 Index, and Food Processing.

*Cumulative total return assumes reinvestment of dividends.

                             Source:  Value Line, Inc.

Factual material is obtained from sources believed to be reliable, But the publisher is not responsible for any errors or omissions contained herein.


Closing date for proposals by shareholders

	Proposals of shareholders intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be submitted, in writing, to the Secretary of the Company no later than August 4, 2003.

Compliance with Section 16(a) of the Exchange Act

	Based on a review of filings received by it and a representation from Company officers and directors, the Company believes that all filing requirements applicable to Company officers and directors were met for fiscal 2002.

Other Business

	Management does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will, when legally permitted, vote said proxy in accordance with their judgment on such matters.


                           By Order of the Board of Directors
					John E. Simmons
                              Secretary and Treasurer


December 2, 2002




































PROXY

FARMER BROS. CO. ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 26, 2002

       This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints ROY F. FARMER, GUENTER W. BERGER and LEWIS
A. COFFMAN, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Farmer Bros. Co. held of record by the undersigned, at the annual meeting of shareholders to be held on December 26, 2002, and any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ALL OF MANAGEMENT'S NOMINEES NAMED BELOW AND FOR ITEM 2 AND AGAINST ITEM 3.

You are requested to date and sign this proxy and return it in the enclosed envelope. This proxy will not be used if you attend the meeting and vote in person.

SHARES OF COMMON STOCK

NOTE: Please date this proxy and sign it exactly as your name or names appear hereon, and return promptly in the enclosed envelope. Executors, administrators, trustees, etc., should so indicate when signing. If the signature is for a corporation, please sign full corporate name by authorized officer. If shares are registered in more than one name, all holders must sign.

(Continued, and to be marked, dated and signed, on the other side)

                        FOLD AND DETACH HERE























Item 1.		ELECTION OF DIRECTORS

Nominees:
	Roy F. Farmer
	Roy E. Farmer
	Guenter W. Berger
	Lewis A. Coffman
	John M. Anglin
	John H. Merrell

 	   FOR ALL		WITHHELD FOR ALL



WITHHELD FOR: (write that nominee's name on the

space provided below)


Discretionary authority is conferred as to matters for which a grant of such authority is proper.


Item 2.		APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2003


	  FOR	 AGAINST	 ABSTAIN




Item 3.		SHAREHOLDER PROPOSAL TO AMEND THE COMPANY'S BYLAWS


	  FOR	 AGAINST	 ABSTAIN




	Signature(s):
			Date:

     Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.